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                                                                EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


  We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-52991, No. 33-47997, No. 33-44697 and No. 33-39260) of Ramsay
Health Care, Inc. of our report dated September 18, 1997 (except for Note 5, the first and fourth paragraphs of Note 7 and the third paragraph of Note 12, as to which the date is September 30, 1997) with respect to the consolidated financial statements of Ramsay Health Care, Inc., included in this Annual Report (Form 10-
K) for the year ended June 30, 1997.


                                                               ERNST & YOUNG LLP


Miami, Florida
October 13, 1997